Exhibit 32.1

CERTIFICATIONS OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Salary.com, Inc. (the “Company”) on Form 10-K for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), G. Kent Plunkett, Chairman, President and Chief Executive Officer of the Company and Bryce Chicoyne, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

Date: June 13, 2008

/s/ G. Kent Plunkett
G. Kent Plunkett Chairman, President and Chief Executive Officer

Date: June 13, 2008

/s/ Bryce Chicoyne
Bryce Chicoyne Senior Vice President and Chief Financial Officer